EXHIBIT 10.2
                             SUBSCRIPTION AGREEMENT

This SUBSCRIPTION AGREEMENT when signed by_____________________________ located ______________________________________________ hereafter referred to as the
"PARTICIPANT" and RAVEN MOON INTERNATIONAL, INC. a public reporting Florida corporation located at 120 International Parkway, Suite 220, Heathrow, Florida 32746 hereafter referred to as RMOO shall constitute a binding agreement.

THEREFORE FOR VALUABLE CONSIDERATION the parties agree as follows:

The PARTICIPANT desires to make an additional corporate loan in the form of cash to RMOO in the amount of _________, so that RMOO can use the funds at its sole discretion as stated in the Use of Proceeds for television pilot production, legal, SEC audit accounting and filings, Broker syndication, travel and entertainment, marketing, consultants, accounts payable, and general operating administration costs or any other expenses deemed necessary by RMOO.

THEREFORE BOTH PARTIES HAVE AGREED THAT by the transfer of funds to RMOO and the execution of this SUBSCRIPTION AGREEMENT, RMOO shall give the PARTICIPANT ________ Shares of Preferred RMOO stock and irrevocably pay the PARTICIPANT a FULL REPAYMENT of $________ from the first funds received from RMOO's planned Public Offering plus 9,700 Tradable Common Shares of Stock plus a Gross Revenue Royalty of ______% of Gross Revenues received by RMOO for TEN (10) Years. The REPAYMENT shall be paid on a pro rata basis with other PARTICIPANTS until a total of $800,000 is paid back.

It is understood that the transfer of the corporate advance to RMOO by the PARTICIPANT and the execution of this agreement acknowledges that the PARTICIPANT is an accredited investor who can bare the risk of losing part or all of his/her corporate advance made to RMOO. Furthermore the PARTICIPANT acknowledges that he/she has sought the advise of either his/her legal or financial advisor and is making this corporate advance of his/her own free will and that this is a high risk venture and undertaking with no guarantee whatsoever of success.

The PARTICIPANT shall have three (3) days from the date of this agreement to rescind the agreement and ask for his/her funds to be returned. However, it is understood and agreed to that if the funds remain with RMOO beyond the three (3) day period, RMOO shall have the right to use such funds at it sole discretion as state above.

Both parties acknowledge that this is a complete agreement that cannot be amended or change without written approval by both parties.

Both parties agree that any dispute that may arise between them shall be settled in arbitration in Seminole County, Florida according to the laws of Florida.

THIS AGREEMENT IS ACCEPTED AND AGREED TO ON THIS _____ DAY OF
___________________ 2000


_______________________________             __________________________________
Raven Moon International, Inc.              Participant